Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, January 24, 2019	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC. REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2018

Dover Downs Gaming & Entertainment, Inc. (NYSE-DDE) today reported results for the fourth quarter and year ended December 31, 2018.

Gaming revenues increased 4.2% to $35,868,000 compared to $34,435,000 for the fourth quarter of 2017.  Slot machine and table game win were both higher, and sports betting win improved as a result of recently expanded sports wagering in Delaware.  These increases were offset by lower wagering on horse racing compared to last year.

Other operating revenues of $10,764,000 were up 9% compared to the fourth quarter of 2017 from an increase in food and beverage and rooms revenue.  Occupancy levels in the Dover Downs Hotel were approximately 83% and 80% for the fourth quarters of 2018 and 2017, respectively.

General and administrative costs were $1,242,000 for the fourth quarter of 2018 compared to $1,297,000 last year.

Costs incurred during the fourth quarter related to the Company’s pending merger with Twin River Worldwide Holdings, Inc. were $325,000.

Including the merger related costs, the Company’s pretax earnings were $686,000 compared with a ($235,000) pretax loss for the fourth quarter of last year.

Net earnings were $419,000, or $.01 per diluted share compared with a net loss of ($841,000) or ($.03) per diluted share for the fourth quarter of 2017.  The fourth quarter of 2017 results were impacted by the Tax Cuts and Job Act, which resulted in an income tax expense of $662,000, or ($.02) per diluted share.

For the year as a whole, total revenues increased 2% to $179,931,000, while pretax earnings were $417,000 compared to a pretax loss of ($619,000) in 2017. Excluding merger related costs, pretax earnings for 2018 were $1,507,000.

Capital spending was $4,826,000 for the year ended December 31, 2018 as compared to $2,193,000 for 2017.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions.  Such statements are subject to various risks and uncertainties that could cause results to vary materially.  Please refer to the Company’s SEC filings for a discussion of such factors.

Owned by Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE), Dover Downs Hotel & Casino® is a premier gaming and entertainment resort destination in the Mid-Atlantic region.  Gaming operations consist of approximately 2,200 slots, a full complement of table games, including poker, and a newly expanded race and sports book taking single game wagers on professional and college sports.  The AAA-rated Four Diamond hotel is Delaware’s largest with 500 luxurious rooms/suites and amenities including a full-service spa/salon, concert hall and 41,500 sq. ft. of multi-use event space.  Live, world-class harness racing is featured November through April, and horse racing is simulcast year-round.  Additional property amenities include multiple restaurants from fine dining to casual fare, bars/lounges and retail shops.  For more information, please visit www.doverdowns.com.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017 *	2018	2017 *
Revenues:
Gaming	$35,868	$34,435	$140,620	$138,684
Other operating	10,764	9,879	39,311	37,744
	46,632	44,314	179,931	176,428
Expenses:
Gaming	33,975	33,494	133,967	133,921
Other operating	8,232	7,541	30,414	28,944
General and administrative	1,242	1,297	5,324	5,321
Merger costs	325	—	1,090	—
Depreciation	2,031	2,040	8,231	8,168
	45,805	44,372	179,026	176,354

Operating earnings (loss)	827	(58)	905	74

Interest expense	(192)	(206)	(790)	(840)
Other income	51	29	302	147

Earnings (loss) before income taxes	686	(235)	417	(619)

Income tax expense	(267)	(606)	(387)	(523)

Net earnings (loss)	$419	$(841)	$30	$(1,142)

Net earnings (loss) per common share:
- Basic	$0.01	$(0.03)	$—	$(0.04)
- Diluted	$0.01	$(0.03)	$—	$(0.04)

Weighted average shares outstanding:
- Basic	32,447	32,322	32,446	32,321
- Diluted	32,447	32,322	32,446	32,321

*                 Prior-period information has been restated for the adoption of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, and ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which we adopted on January 1, 2018.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

RECONCILIATION OF GAAP EARNINGS (LOSS) BEFORE INCOME TAXES

TO ADJUSTED EARNINGS (LOSS) BEFORE INCOME TAXES

AND RECONCILIATION OF GAAP NET EARNINGS (LOSS) TO ADJUSTED NET EARNINGS (LOSS)

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

GAAP earnings (loss) before income taxes	$686	$(235)	$417	$(619)

Merger costs (1)	325	—	1,090	—

Adjusted earnings (loss) before income taxes	$1,011	$(235)	$1,507	$(619)

GAAP net earnings (loss)	$419	$(841)	$30	$(1,142)

Merger costs (1)	325	—	1,090	—

Federal income tax reform (2)	—	662	—	662

Adjusted net earnings (loss)	$744	$(179)	$1,120	$(480)

GAAP net earnings (loss) per common share - basic and diluted	$0.01	$(0.03)	$—	$(0.04)

Merger costs (1)	0.01	—	0.03	—

Federal income tax reform (2)	—	0.02	—	0.02

Adjusted net earnings (loss) per common share - basic and diluted (3)	$0.02	$(0.01)	$0.03	$(0.01)

(1)         Merger costs, which are non-deductible for income tax purposes, relate to legal, accounting and investment banking expenses incurred in connection with our pending merger with Twin River Worldwide Holdings, Inc.

(2)         The passage of the Tax Cuts and Jobs Act in December 2017 lowered our future federal income tax rate to 21% requiring us to revalue net deferred federal tax assets.

(3)         The components of GAAP net loss per common share for the year ended December 31, 2017 do not add to the adjusted net loss per common share due to rounding.

The above financial information is presented using other than generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP.  Non-GAAP adjusted earnings (loss) before income taxes, net earnings (loss) and adjusted net earnings (loss) per common share - basic and diluted are derived by adjusting amounts determined in accordance with GAAP for the aforementioned merger costs and federal income tax reform.  We believe such non-GAAP information is useful and meaningful to investors, and is used by investors and us to assess core operations.  This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to earnings (loss) before income taxes, net earnings (loss) or net earnings (loss) per common share - basic and diluted, which are determined in accordance with GAAP.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31,	December 31,
	2018	2017 *
ASSETS

Current assets:
Cash	$10,864	$10,714
Accounts receivable	4,297	3,557
Due from State of Delaware	7,498	5,720
Inventories	1,975	1,928
Prepaid expenses and other	2,810	2,840
Receivable from Dover Motorsports, Inc.	9	7
Income taxes receivable	116	318
Total current assets	27,569	25,084

Property and equipment, net	131,322	134,527
Other assets	368	564
Deferred income taxes	1,456	1,786
Total assets	$160,715	$161,961

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,865	$2,571
Purses due horsemen	7,533	5,814
Accrued liabilities	9,888	8,111
Deferred credits	76	49
Contract liabilities	4,126	3,724
Revolving line of credit	15,000	19,900
Total current liabilities	39,488	40,169

Liability for pension benefits	6,883	7,483
Total liabilities	46,371	47,652

Stockholders’ equity:
Common stock	1,841	1,827
Class A common stock	1,487	1,487
Additional paid-in capital	6,028	5,877
Retained earnings	109,881	109,817
Accumulated other comprehensive loss	(4,893)	(4,699)
Total stockholders’ equity	114,344	114,309
Total liabilities and stockholders’ equity	$160,715	$161,961

*                 Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers, which we adopted on January 1, 2018.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended
	December 31,
	2018	2017 *

Operating activities:
Net earnings (loss)	$30	$(1,142)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	8,231	8,168
Amortization of credit facility origination fees	41	57
Stock-based compensation	239	295
Deferred income taxes	394	519
Losses on equity investments	30	—
Changes in assets and liabilities:
Accounts receivable	(740)	(50)
Due from State of Delaware	(1,778)	1,565
Inventories	(47)	(18)
Prepaid expenses and other	20	(446)
Receivable from Dover Motorsports, Inc.	(2)	—
Income taxes receivable	200	(96)
Accounts payable	274	23
Purses due horsemen	1,719	(1,835)
Accrued liabilities	1,781	(127)
Deferred credits	27	(37)
Contract liabilities	402	261
Liability for pension benefits	(826)	(437)
Net cash provided by operating activities	9,995	6,700

Investing activities:
Capital expenditures	(4,826)	(2,193)
Purchase of equity investments	(41)	(59)
Proceeds from sale of equity investments	29	48
Net cash used in investing activities	(4,838)	(2,204)

Financing activities:
Borrowings from revolving line of credit	41,290	69,280
Repayments of revolving line of credit	(46,190)	(74,630)
Repurchase of common stock	(74)	(74)
Credit facility fees	(33)	(35)
Net cash used in financing activities	(5,007)	(5,459)

Net increase (decrease) in cash	150	(963)
Cash, beginning of year	10,714	11,677
Cash, end of year	$10,864	$10,714

*                 Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers, which we adopted on January 1, 2018.